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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)             March 2, 2006



                           CONTANGO OIL & GAS COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                    001-16317                 95-4079863
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)



                        3700 BUFFALO SPEEDWAY, SUITE 960
                              HOUSTON, TEXAS 77098
                    (Address of principal executive offices)

                                 (713) 960-1901
              (Registrant's telephone number, including area code)



                                       N/A
          (Former name or former address, if changed since last report)


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ITEM 8.01.  OTHER EVENTS

     Contango Oil & Gas Company (AMEX:MCF) today announced an exploration discovery at Grand Isle 72 ("Liberty"), located approximately 25 miles offshore Louisiana in 128 feet of water, and operated by Contango Operators, Inc. ("COI"), a wholly-owned subsidiary of the Company.

     The Grand Isle 72 #1 well was drilled to a total measured depth of 14,256 feet and the wireline logs of the well indicated the presence of hydrocarbons within four zones with approximately 140 feet of potential net pay. The lower most pay sand tested natural gas at a rate of 5 million cubic feet per day ("MMcf/d") and 14 barrels of condensate per day, based on a four hour test and 3,400 pounds per square inch (psi) of flowing tubing pressure. Production casing has been set, completion operations are underway, and the well is scheduled to commence first production prior to calendar year-end 2006. The remaining pay sands will be completed as the lower sands are depleted.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

Exhibit No.                Description of Document
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  99.1         Press release dated March 2, 2006.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CONTANGO OIL & GAS COMPANY



Date:  March 2, 2006                By:   /s/  KENNETH R. PEAK
                                          --------------------------------------
                                          Kenneth R. Peak
                                          Chairman and Chief Executive Officer